Exhibit 10.35

FIRST AMENDMENT TO

THE PRUDENTIAL INSURANCE

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

(As Amended and Restated January 1, 2009)

WHEREAS, The Prudential Insurance Supplemental Executive Retirement Plan (the “Plan”) was amended and restated, effective as of January 1, 2009, to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, in connection with such restatement, the most senior Vice President responsible for Corporate Human Resources (“Authorized Officer”) was authorized to make such additional amendments to the Plan as she deemed necessary or appropriate to address the requirements of Section 409A;

WHEREAS, the Authorized Officer delegated the Authority to Haroon Saeed, Vice President, Compensation; and

WHEREAS, it has been determined that, to facilitate the administration of the Plan and to assure compliance with such Section 409A of the Code, both as to the Plan benefits and other benefits that may be payable to the same person conditioned upon the execution of such a release, the time at which a release needs to be delivered to qualify to receive the benefits payable under the Plan should be modified to allow coordination among the various applicable benefit plans.

NOW, THEREFORE, effective as of January 1, 2010, Section 4.4 of the Plan is hereby amended and restated in its entirety to read as follows:

Release. Except in the case of any Accrued Benefits that will commence to be paid on account of the death of the Participant, any Accrued Benefits accrued under this Plan shall be null and void and not be payable if the Participant shall fail to execute a Release (or, having timely executed such Release, shall revoke any such Release during the period permitted at law for revocation of such Release) within such period that the Company or the Committee shall specify from time to time, which period shall in all events begin following his Termination of Employment and end prior to the date payment of benefits are scheduled to commence hereunder. Subject to applicable law, any breach by a Participant of a Release shall give the Company the right to forfeit any and all future payments to the Participant under the Plan and to recover any benefits previously paid, as well as the right to reimbursement by the Participant of any attorney fees and costs expended by the Company in enforcing such right of return.

IN WITNESS WHEREOF, The Prudential Insurance Company of America, by action of the undersigned duly authorized officer, has caused this amendment to the Prudential Insurance Supplemental Executive Retirement Plan to be executed this 14th day of December 2010.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA.

/s/ Haroon Saeed
Haroon Saeed Vice President, Compensation